Exhibit 99.1

November 17, 2008
For 7:00 am EST Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Robbin Moore-Randolph	Chris Ahearn
	704-758-3579	704-758-2304

LOWE’S REPORTS THIRD QUARTER SALES AND EARNINGS RESULTS

MOORESVILLE, N.C.  – Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $488 million for the quarter ended October 31, 2008, a 24.1 percent decline from the same period a year ago.  Diluted earnings per share declined 23.3 percent to $0.33 from $0.43 in the third quarter of 2007.  For the nine months ended October 31, 2008, net earnings declined 15.3 percent to $2.03 billion while diluted earnings per share declined 12.7 percent to $1.38.

Sales for the quarter increased 1.4 percent to $11.7 billion, up from $11.6 billion in the third quarter of 2007.  For the nine months ended October 31, 2008, sales increased 0.9 percent to $38.2 billion.  Comparable store sales for the third quarter declined 5.9 percent and declined 6.5 percent in the first nine months of 2008.

“Thanks to our employees’ hard work and dedication in this difficult environment, we achieved sales results within our guidance and earnings that exceeded our guidance,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “During the quarter, products related to ongoing home maintenance and outdoor projects continued to perform relatively well.  Also, we experienced a hurricane-related sales lift in the Gulf Coast as residents repaired storm damage.  However, consumers continued to delay discretionary home improvement and bigger ticket purchases, which resulted in negative comparable store sales in the quarter.

“We expect continued, broad-based external pressures on our industry, as rising unemployment, falling home prices, tight credit and volatile equity markets continue to erode consumer confidence and impact sales,” Niblock added.  “While falling energy prices and initial signs of stabilization in housing turnover should aid the consumer, we saw a decline in sales trends in the last week of October that continued into November as the overall economic outlook deteriorated.  In light of the difficult environment, we remain cautious in the near term and focused on providing great service to customers, increasing market share, controlling expenses, and appropriately managing capital expenditures to drive long-term returns for shareholders.”

During the quarter, Lowe’s opened 39 new stores.  As of October 31, 2008, Lowe’s operated 1,616 stores in the United States and Canada representing 183.0 million square feet of retail selling space, a 10.2 percent increase over last year.

A conference call to discuss third quarter 2008 operating results is scheduled for today (Monday, November 17) at 9:00 am EST.  Please dial 888-817-4020 (international callers dial 706-679-8762) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Third Quarter 2008 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until February 19, 2009.

Lowe’s Business Outlook

Fourth Quarter 2008 (comparisons to fourth quarter 2007)
•	The company expects to open 33 to 38 new stores reflecting square footage growth of 7 to 8 percent
•	Total sales are expected to range from a decline of 3 percent to an increase of 2 percent
•	The company expects comparable store sales to decline 5 to 10 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 330 basis points driven by payroll, fixed cost and depreciation deleverage
•	Store opening costs are expected to be approximately $31 million
•	Diluted earnings per share of $0.08 to $0.16 are expected
•	Lowe’s fourth quarter ends on January 30, 2009 with operating results to be publicly released on Friday, February 20, 2009

Fiscal Year 2008 (comparisons to fiscal year 2007)
•	The company expects to open 115 to 120 stores in 2008 reflecting total square footage growth of 7 to 8 percent
•	Total sales are expected to range from flat to an increase of 1 percent
•	The company expects comparable store sales to decline 6 to 7 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 190 basis points
•	Store opening costs are expected to be approximately $100 million
•	Diluted earnings per share of $1.46 to $1.54 are expected for the fiscal year ending January 30, 2009

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as rising unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, the availability of consumer credit and mortgage financing, changes in the rate of housing turnover, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to adverse trends in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the description of material changes, if any, in those “Risk Factors”  included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2007 sales of $48.3 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 14 million customers a week at more than 1,600 home improvement stores in the United States and Canada. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Nine Months Ended
	October 31, 2008		November 2, 2007		October 31, 2008		November 2, 2007
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Net sales	$11,728	100.00	$11,565	100.00	$38,246	100.00	$37,904	100.00

Cost of sales	7,743	66.02	7,601	65.73	25,113	65.66	24,798	65.42

Gross margin	3,985	33.98	3,964	34.27	13,133	34.34	13,106	34.58

Expenses:

Selling, general and administrative	2,726	23.23	2,503	21.63	8,464	22.13	8,026	21.17

Store opening costs	31	0.27	41	0.36	70	0.18	79	0.21

Depreciation	385	3.29	340	2.94	1,142	2.99	995	2.63

Interest - net	65	0.56	50	0.43	210	0.55	148	0.39

Total expenses	3,207	27.35	2,934	25.36	9,886	25.85	9,248	24.40

Pre-tax earnings	778	6.63	1,030	8.91	3,247	8.49	3,858	10.18

Income tax provision	290	2.47	387	3.35	1,214	3.17	1,457	3.85

Net earnings	$488	4.16	$643	5.56	$2,033	5.32	$2,401	6.33

Weighted average shares outstanding - basic	1,459		1,470		1,456		1,490

Basic earnings per share	$0.33		$0.44		$1.40		$1.61

Weighted average shares outstanding - diluted	1,464		1,497		1,473		1,519

Diluted earnings per share	$0.33		$0.43		$1.38		$1.58

Cash dividends per share	$0.085		$0.080		$0.250		$0.210

Retained Earnings

Balance at beginning of period	$16,648		$15,210		$15,345		$14,860
Cumulative effect adjustment[1]	-		-		-		(8)
Net earnings	488		643		2,033		2,401
Cash dividends	(124)		(118)		(366)		(312)
Share repurchases	-		(454)		-		(1,660)
Balance at end of period	$17,012		$15,281		$17,012		$15,281

[1] The Company adopted FIN 48, "Accounting for Uncertainty in Income Taxes", effective February 3, 2007.

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		October 31, 2008	November 2, 2007	February 1, 2008
Assets

Current assets:
Cash and cash equivalents		$322	$336	$281
Short-term investments (includes $33 million of trading securities at
October 31, 2008)		445	231	249
Merchandise inventory - net		8,327	7,775	7,611
Deferred income taxes - net		230	241	247
Other current assets		197	193	298

Total current assets		9,521	8,776	8,686

Property, less accumulated depreciation		22,602	20,755	21,361
Long-term investments		466	333	509
Other assets		440	325	313

Total assets		$33,029	$30,189	$30,869

Liabilities and shareholders' equity

Current liabilities:
Short-term borrowings		$249	$16	$1,064
Current maturities of long-term debt		34	35	40
Accounts payable		4,831	3,895	3,713
Accrued compensation and employee benefits		516	512	467
Self-insurance liabilities		723	653	671
Deferred revenue		748	793	717
Other current liabilities		1,330	1,288	1,079

Total current liabilities		8,431	7,192	7,751

Long-term debt, excluding current maturities		5,044	5,580	5,576
Deferred income taxes - net		751	615	670
Other liabilities		846	748	774

Total liabilities		15,072	14,135	14,771

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
October 31, 2008	1,467
November 2, 2007	1,470
February 1, 2008	1,458	734	735	729
Capital in excess of par value		215	20	16
Retained earnings		17,012	15,281	15,345
Accumulated other comprehensive (loss) income		(4)	18	8

Total shareholders' equity		17,957	16,054	16,098

Total liabilities and shareholders' equity		$33,029	$30,189	$30,869

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Nine Months Ended
	October 31, 2008	November 2, 2007
Cash flows from operating activities:
Net earnings	$2,033	$2,401
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,232	1,069
Deferred income taxes	99	(42)
Loss on property and other assets	48	33
Loss on redemption of long-term debt	8	-
Share-based payment expense	79	69
Changes in operating assets and liabilities:
Merchandise inventory - net	(725)	(630)
Other operating assets	77	43
Accounts payable	1,124	368
Other operating liabilities	383	474
Net cash provided by operating activities	4,358	3,785

Cash flows from investing activities:
Purchases of short-term investments	(179)	(592)
Proceeds from sale/maturity of short-term investments	265	853
Purchases of long-term investments	(1,097)	(1,286)
Proceeds from sale/maturity of long-term investments	837	1,057
Increase in other long-term assets	(53)	(20)
Property acquired	(2,539)	(2,912)
Proceeds from sale of property and other long-term assets	26	51
Net cash used in investing activities	(2,740)	(2,849)

Cash flows from financing activities:
Net decrease in short-term borrowings	(786)	(9)
Proceeds from issuance of long-term debt	13	1,294
Repayment of long-term debt	(564)	(89)
Proceeds from issuance of common stock under employee stock purchase plan	39	40
Proceeds from issuance of common stock from stock options exercised	94	58
Cash dividend payments	(366)	(312)
Repurchase of common stock	(8)	(1,950)
Excess tax benefits of share-based payments	1	4
Net cash used in financing activities	(1,577)	(964)

Net increase (decrease) in cash and cash equivalents	41	(28)
Cash and cash equivalents, beginning of period	281	364
Cash and cash equivalents, end of period	$322	$336